SVA Plumb Wealth Management, LLC (“WM”) and

Wisconsin Capital Management, LLC (collectively the “Advisers”)

Wisconsin Capital Funds, Inc. (“Plumb Funds” or the “Funds”)

Code of Ethics and Personal Trading Policy

10.01     Overview

The purpose of this Code of Ethics and Personal Trading Policy (“Code”) is to set forth standards of conduct and personal trading guidelines that are intended to comply with Rule 204A-1 of the Investment Advisers Act of 1940, as amended (“Advisers Act”), and Rule 17j-1 of the Investment Company Act of 1940, as amended (“1940 Act”). The Advisers expect each of their Supervised Persons to follow the guidelines and requirements herein.

Every Supervised Person will be required to certify annually that:

•	S/he has received this Code and any amendments to this Code;

•	S/he has read and understood this Code and recognizes s/he is subject to its provisions; and

•	S/he has complied with the applicable provisions of this Code and has reported all personal securities transactions and holdings required to be reported under Section 10.03 of this policy.

Please see Glossary of Terms for definitions of italicized terms used throughout this Code. Questions concerning this policy should be directed to the Chief Compliance Officer (“CCO”) of the Advisers and the Funds.

10.02     Standards of Conduct

The Advisers Act imposes a fiduciary duty on all investment advisers, including WM and WisCap. As fiduciaries, the Advisers have a duty of utmost good faith to act solely in the best interests of each of their Clients, including the Funds. Clients entrust the firm to prudently manage their assets, which in turn places a high standard on the conduct and integrity of Supervised Persons. This fiduciary duty compels all Supervised Persons to act with the utmost integrity in all dealings. This fiduciary duty is the core principle underlying this Code and represents the expected basis of all dealings with the Advisers’ Clients and the Funds’ shareholders.

In connection with these expectations, the Advisers and the Funds have established the following core principles of conduct. While the following principles are not all-encompassing, they are consistent with the Advisers’ and the Funds’ cultures of trust, honesty, integrity, and openness.

Core Principles

1.	Supervised Persons are expected to comply with the Federal Securities Laws. Strict adherence to the Advisers’ compliance policy manual and guidance provided by the CCO will assist Supervised Persons in complying with this important requirement;

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2.	The interests of Clients and the Funds’ shareholders should be placed ahead of those of all others;

3.	Supervised Persons should not take inappropriate advantage of their position with the Advisers or the Funds (as applicable);

4.	Supervised Persons should avoid any actual or potential conflict of interest with any Client in all personal securities transactions;

5.	Personal securities transactions should be conducted in a manner consistent with this policy, and should not adversely impact a Client’s account; and

6.	The Advisers and the Funds will strive to foster a healthy culture of compliance.

A.	General Prohibitions

The Advisers Act prohibits fraudulent activities by Supervised Persons. Specifically, these persons may not:

1.	Employ any device, scheme or artifice to defraud a Client;

2.	Make any untrue statement of a material fact to a Client or omit to state a material fact necessary in order to make the statements made to a Client, in light of the circumstances under which they are made, not misleading;

3.	Engage in any act, practice or course of business that operates or would operate as fraud or deceit on a Client; or

4.	Engage in any manipulative practice with respect to a Client.

B.	Personal Conduct

1.    Acceptance of Gifts and Receipt of Business Entertainment

a.	Acceptance of Gifts

Supervised Persons are prohibited from receiving, without Compliance approval, any gift, gratuity, hospitality or other offering of more than $250 during a calendar year, excluding perishable items of a reasonable value meant to be shared amongst the Advisers’ staff, from any person or entity doing business with the Advisers. This specific limit does not apply to accounts subject to Department of Labor (“DOL”) oversight (such as ERISA qualified accounts), whereby the Advisers will limit the value of any gift or other offering to the value determined by the Advisers’ understanding of current DOL accepted standards. All gifts, regardless of value, received from a person or entity subject to DOL oversight must be reported to Compliance. All gifts greater than a de minimis value of $50 received from any person doing business with the Advisers must be reported to Compliance. All reported gifts will be periodically reviewed for reasonableness, propriety and consistency with this policy.

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b.	Receipt of Business Entertainment

This policy does not impose a dollar limit on the receipt of business entertainment, items or events where the Supervised Person has reason to believe there is a legitimate business purpose, for example, business entertainment such as a dinner or a sporting event, of reasonable value. However, no Supervised Person may accept entertainment deemed to be excessive. A representative of the entity providing the entertainment must be present at the event to be considered legitimate business entertainment. If a representative is not at the event, then the entertainment is considered a gift subject to the limitations described in this policy.

Supervised Persons with questions regarding whether a business entertainment offer is considered excessive and should be rejected should direct those questions to Compliance for guidance. Business entertainment received greater than $250 from any person or entity doing business with the Advisers must be reported to Compliance. The Advisers will limit entertainment received from a representative of a client whose account is subject to DOL oversight to the value determined by the Advisers’ understanding of current DOL accepted standards. All entertainment received from a person or entity subject to DOL oversight must be reported to Compliance. The CCO will keep a log of all business entertainment reported and periodically review for reasonableness, propriety and consistency with this policy.

2.     Giving of Gifts and Business Entertainment

a.	Giving of Gifts

Supervised Persons are prohibited from giving, without Compliance’s approval, any gift, gratuity, hospitality or other offering of more than $250 to any person or entity doing business with the Advisers during a calendar year. This specific limit does not apply to accounts subject to DOL oversight, whereby the Advisers will limit the value of any gift or other offering to the value determined by the Advisers’ understanding of current DOL accepted standards. Supervised Persons are expected to obtain approval from Compliance prior to giving any gift, gratuity or hospitality to any person or entity subject to DOL oversight, regardless of value.

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All gifts provided greater than a de minimis value of $50 to any person or entity doing business with the Advisers and all gifts, regardless of value, provided to individuals or entities subject to DOL oversight that were preapproved by Compliance shall be logged and periodically reviewed for reasonableness, propriety and consistency with this policy.

b.	Giving of Business Entertainment

The limits on providing gifts described above do not include providing business entertainment – items or events where the Supervised Person has reason to believe there is a legitimate business purpose, for example, business entertainment such as golf, a dinner or a sporting event, of reasonable value. As a general rule, a Supervised Person of the Advisers is expected to attend any concert or sporting event where the ticket is provided by the Advisers. If a Supervised Person of the Advisers is unable to attend, the tickets used by the recipient shall be considered a gift, subject to the limitations outlined at 10.2(B)(2)(a) above. No Supervised Person may provide business entertainment deemed to be excessive. With regards to accounts subject to DOL oversight, the Advisers will limit the value of any entertainment to the value determined by the Advisers’ understanding of current DOL accepted standards.

The Advisers shall track all business entertainment expenses in the firms’ corporate accounting records. Additionally, Compliance shall periodically review business entertainment hosted by the Advisers.

3.	Charitable Contributions

Supervised Persons are prohibited from making charitable contributions for the purpose of obtaining or retaining advisory contracts with organizations. In addition, Supervised Persons are prohibited from considering the Advisers’ or the Funds’ current or anticipated business relationships as a factor in making charitable contributions.

4.	Service as Director for an Outside Company

Any Supervised Person wishing to serve as director for an outside public company or for-profit private company must first seek the approval of the CCO. The CCO, in reviewing the request, will determine whether such service is consistent with the interests of the Advisers, and Clients (including without limitation the Funds) and the Funds’ shareholders. Supervised Persons are not required to seek preapproval of the CCO before agreeing to serve as director for an outside not-for-profit company. All Supervised Persons are required to report their outside Board participation annually.

5.	Outside Business Activities

Supervised Persons wishing to engage in for-profit outside business activities must seek approval from the CCO and, if requested, provide periodic reports to Compliance, summarizing those outside business activities.

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C.	Protection of Non-Public Information

1.	Supervised Persons are expected to exercise diligence and care in maintaining and protecting Client and Fund shareholder non-public information as outlined in the Advisers’ Privacy Policy.

2.	Supervised Persons are also expected to not divulge information regarding the Advisers’ securities recommendations or Client securities holdings to any individual outside of WM or WisCap, except as approved by the CCO.

3.	Supervised Persons are expected to adhere to any Reportable Fund’s policy on the disclosure of mutual fund holdings.

10.03      Personal Trading Policy

A.	Prohibited Transactions of Investment Representatives – “Black-Out Period”

Unless specifically permitted within this Code and excluding all personal securities transactions identified at Section 10.03C(2), no Investment Representative shall execute a transaction in a Security when the Advisers (on behalf of their Clients):

1.	Have a pending “buy” or “sell” order in that same Security;

2.	Have purchased or sold that same Security that same day or the previous day; or

3.	Are considering purchasing or selling that same Security. See the Glossary of Terms for the definition of a security “being considered for purchase or sale.”

As it relates to personal trading of options contracts, the term Security refers to both the option and the underlying security (i.e., equity or index).

B.	Prohibited Transactions of other Access Persons (excluding Investment Representatives) – “Black-Out Period”

Unless specifically permitted within this Code and excluding all personal securities transactions identified at Section 10.03C(2), no Access Person, who does not qualify as an Investment Representative, shall execute a transaction in a Security when:

1.	The Access Person has actual knowledge that the Advisers (on behalf of their Clients) have a pending “buy” or “sell” order in that same Security; or

2.	The Access Person has actual knowledge that the Advisers (on behalf of their Clients) have purchased or sold that same Security that same day or the previous day.

As it relates to personal trading of options contracts, the term Security refers to both the option and the underlying security (i.e., equity or index).

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An Access Person will be presumed to have actual knowledge when the Access Person has been provided notification in any form, including e-mail, of the Advisers having met either condition listed within Section 10.03(B) above.

C.	Personal Trading Restrictions

1.	Initial Public Offerings and Private Placements

Access Persons are permitted to acquire an IPO or Private Placement after requesting and obtaining pre-approval of the transaction. See Section 10.03(C)(2) below for pre-clearance requirements. In determining whether approval should be granted, the CCO shall consider, among other matters deemed relevant:

a.	Whether the investment opportunity shall be reserved for the Advisers’ clients; and

b.	Whether the opportunity is being offered to the Access Person by virtue of his/her position with the Advisers.

2.	Pre-Clearance of Personal Securities Transactions

Pre-clearance is required for all Investment Representative personal securities transactions with the exception of those outlined below:

a.	Shares of registered open-end investment companies including Reportable Funds;

b.	Purchases or sales of securities involving 2,500 shares or less of a Security included in the Standards & Poor’s 500 Index;

c.	Purchase or sales of a security involving 1,000 shares or less of a Security whose performance is directly tied to an index (for example, many Exchange Traded Funds);

d.	Purchase or sales of options contracts which have underlying securities (1) included in the Standards & Poor’s 500 Index or (2) whose performance is tied directly to an index.

e.	Direct obligations of the United States Government;

f.	Bankers’ acceptances, bank certificates of deposit, commercial paper and other high quality short-term debt instruments, including repurchase agreements;

g.	Shares issued by any money market fund;

h.	Shares issued by unit investment trusts that are invested exclusively in one or more open-end investment companies, including Reportable Funds;

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i.	Purchases that are part of an Investment Club portfolio where an Access Person maintains a beneficial interest of 20% or less. Access Persons must consult with the CCO prior to participating in Investment Club portfolios and must provide duplicate confirmations and statements of their club account to Compliance.

j.	Transactions in accounts not managed by the Advisers, in which the Investment Representative has no direct or indirect influence or control, including Managed Accounts;

k.	Securities acquired through stock dividends, automatic dividend reinvestments, exercise of rights issued by an issuer pro rata to all holders of a class of its securities, stock splits, reverse stock splits, mergers, consolidations, spin-offs or other similar corporate reorganizations or distributions generally applicable to all holders of the same class of Securities; and

l.	Transactions effected pursuant to an Automatic Investment Plan.

Pre-clearance requests should be submitted to Compliance, and such requests should be made on the form maintained by Compliance. The pre-clearance authorization is effective until the close of business on the day the pre-clearance request is approved, unless extended or revoked at the discretion of Compliance. Compliance may disapprove such request for any reason deemed appropriate. All pre-clearance requests of the CCO shall be submitted to the Advisers’ President for approval.

10.04     Reporting Requirements

A.	Quarterly Transaction Report

1.	Timing of Report

Access Persons must submit a Quarterly Transaction Report to Compliance within 30 calendar days following the end of each calendar quarter, certifying whether the Access Person had any transactions during the previous quarter.

2.	Content of Report

a.	Each Quarterly Transaction Report must include the following information about the securities in which the Access Person has any direct or indirect Beneficial Ownership:

i.	Date of Transaction
ii.	Name of Security
iii.	Ticker Symbol or CUSIP Number, as applicable
iv.	Interest Rate and Maturity Date, as applicable
v.	Number of Shares or Par
vi.	Principal Amount

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vii.	Nature of Transaction (i.e., Purchase or Sale)
viii.	Price of Security
ix.	Name of Broker
x.	Date of the Report

b.	Transactions in the following securities are not required to be reported on a Quarterly Transaction Report:
i.	Shares of open-end mutual funds that are not Reportable Funds
ii.	Direct obligations of the United States Government;
iii.	Bankers’ acceptances, bank certificates of deposit, commercial paper, and other high quality short-term debt instruments, including repurchase agreements;
iv.	Shares issued by any money market fund;
v.	Shares issued by unit investment trusts that are invested exclusively in one or more open-ended investment company, none of which are Reportable Funds;
vi.	Transactions in accounts not managed by the Advisers, in which the Access Person has no direct or indirect influence or control including Managed Accounts; and
vii.	Transactions effected pursuant to an Automatic Investment Plan.

c.	Access Persons must also indicate on the Quarterly Transaction Report whether they established any new accounts during the previous quarter,

d.	If an Access Person entered into personal securities transactions during the quarter, that Access Person must provide investment statements with the Quarterly Transaction Report incorporating all information required in Section 10.04(A)(2)(a). If the investment statements do not provide all required information, the Access Person is required to provide the omitted information separately. Either a hard copy or an electronic version of investment statements is acceptable. As a convenience, Access Persons may arrange for duplicate copies of periodic statements of his/her investments and transactions to be sent to Compliance in lieu of providing the investment statements themselves, so long as the investment statements provide all the information required in Section 10.04(A)(2)(a).

e.	Regardless of the method of communication of transactions to the Advisers, all Access Persons must sign and submit a Quarterly Transaction Report.

B.	Initial and Annual Holdings Report

1.	Timing of Report

a.	Access Persons are required to submit an Initial and Annual Portfolio Holdings Report to Compliance, along with investment statements indicating all personal securities holdings (see Section 10.04 (B)(2)(c) below) within 10 calendar days upon becoming an Access Person of the Advisers and on an annual basis thereafter, as directed by Compliance.

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b.	These reports and the related investment statements should be current as of a date not more than 45 calendar days prior to submission.

2.	Content of Report

a.	Each Holdings Report must include the following information about the securities in which the Access Person has any direct or indirect Beneficial Ownership:

i.	Name and Type of Security
ii.	Ticker Symbol or CUSIP number
iii.	Number of Shares or Par
iv.	Principal Amount
v.	Broker or Bank Name
vi.	Date of the Report

b.	Access Persons do not have to include the following securities on their Holdings Report:

i.	Direct obligations of the United States government;
ii.	Bankers’ acceptances, bank certificates of deposit, commercial paper and other high quality short-term debt instruments, including repurchase agreements;
iii.	Shares issued by any money market fund;
iv.	Shares of registered open-end investment companies, except Reportable Funds (ETFs are not considered open-end investment companies for purposes of this Code, and therefore must be reported);
v.	Shares issued by unit investment trusts that are invested exclusively in one or more open-ended investment companies, none of which are Reportable Funds;

vi.	Transactions in accounts not managed by the Advisers, in which the Access Person has no direct or indirect influence or control including Managed Accounts; and

c.	Investment statements must be submitted with the Initial and Annual Holdings Report and must incorporate all information required in Section 10.04 (B)(2)(a). If the investment statements do not provide all required information, the Access Person is required to provide the omitted information separately. As a convenience, Access Persons may arrange for duplicate copies of periodic statements of his/her investments and transactions to be sent to Compliance in lieu of providing the investment statements themselves, so long as the investment statements provide all the information required in Section 10.04(B)(2)(a).

C.	Investment Representatives Submission of Duplicate Confirmations and Periodic Statements

Each Investment Representative must arrange for duplicate copies of trade confirmations and periodic statements of his/her investment accounts, when possible, to be sent to Compliance. This requirement applies to any investment account over which the Investment Representative has a direct or indirect beneficial ownership interest.

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D.	Managed Accounts

In order to establish a Managed Account, you must grant to the manager complete investment discretion over your account. Pre-clearance is not required for trades in this type of an account; however, you may not participate, directly or indirectly in individual investment decisions or be made aware of such decisions before transactions are executed. This restriction does not preclude you from establishing investment guidelines for the manager, such as indicating industries in which you desire to invest, the types of securities you want to purchase or your overall investment objectives. However, these guidelines may not be changed so frequently as to give the appearance that you are actually directing account investments.

E.	Review of Personal Securities Reports

Compliance shall generally consider the following factors when reviewing reportable security holdings and transactions reports as well as pre-clearance requests:

1.	Whether the investment opportunity should have been directed to a Client’s account;

2.	Whether the amount or nature of the transaction affected the price or market for the security;

3.	Whether the pre-clearance procedures were followed;

4.	Whether the Access Person benefited from purchases or sales being made for Clients;

5.	Whether the transaction was consistent with the letter and the spirit of the Code;

6.	Whether the transaction harmed any Client; and

7.	Whether the transaction has the appearance of impropriety.

Another member of the Compliance Department will review the CCO’s personal securities reports. In no case should an Access Person review his/her own report.

10.05     Reporting to the Funds’ Board of Directors

The Funds’ CCO shall provide a quarterly report to the Funds’ Board of Directors which shall identify any violations which required remedial action during the past quarter.

At least annually, the Funds’ CCO shall prepare a written report to the Funds’ Board of Directors that:

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A.	Describes any issues arising under the Code or procedures since the last report to the Funds’ Board of Directors, including, but not limited to, information about material violations of the Code or procedures and sanctions imposed in response to the material violations; and

B.	Certifies that the Advisers and the Funds have adopted procedures reasonably necessary to prevent Access Persons from violating the Code.

10.06     Requirements of Disinterested Directors

Disinterested Directors are expected to abide by the Standards of Conduct provisions of Section 10.02, with the exception of the Personal Conduct provisions of Section 10.02(B). In addition, Disinterested Directors are exempt from all personal trading, pre-clearance and reporting requirements outlined above in Sections 10.03 and 10.04 except as the following describes. A Disinterested Director of the Funds need only report a transaction in a security if such director knew or, in the ordinary course of fulfilling his or her official duties as a director of the Funds, should have known that, during the 15-day period immediately before or after the date of the transaction by the director, such security was purchased or sold by the Funds or was being considered for purchase or sale by the Funds. Such transactions shall be reported to and monitored by the Funds’ CCO.

10.07     Reporting of Violations

All Supervised Persons shall report promptly any violation or suspected violation of this Code (including the discovery of any violation committed by another Supervised Person) to the CCO. Examples of items that should be reported include (but are not limited to): non-compliance with Federal Securities Laws; conduct that is harmful to Clients; and purchasing securities contrary to the Personal Trading Policy. The CCO and President of the Advisers will determine whether such violations should be reported to the Funds’ Board of Directors.

Such persons are encouraged to report any violations or perceived violations as such good faith reports will not be viewed negatively by the Advisers’ or the Funds’ management, even if the reportable event, upon investigation, is determined to not be a violation and the CCO determines the Supervised Person reported such apparent violation in good faith.

10.08     Sanctions

Upon discovering a violation of the Code, the CCO and President of the Advisers may impose such sanctions as they deem appropriate, including, among other sanctions, a letter of censure or suspension, or termination of employment of the violator.

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10.09     Executive Committee and Board of Director Approval

The Advisers’ Executive Committee and the Funds’ Board of Directors shall approve any material changes to the Code within six months of the adoption of the material change.

10.10     Record Keeping Requirements

The following records will be kept in accordance with this Code:

A.	Current and historic copies of this Code;

B.	Supervised Persons’ written acknowledgement of receipt of Code;

C.	Historic listings of all Supervised Persons, Access Persons, and Investment Representatives subject to this Code;

D.	Violations of the Code, and records of action taken as a result of the violations;

E.	All personal securities transactions and holdings reports made by Access Persons and/or copies of investment account confirmations and statements;

F.	All pre-clearance requests and approvals/disapprovals of personal security trading by Access Persons, including documentation of the reasons for the approval/disapproval; and

G.	Any reports made to a Reportable Fund’s Board of Directors.

Effective January 2013

Revised: DATE

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Glossary of Terms

A.	Access Person means any:

1.	Director, officer or partner of the Advisers or the Funds; or

2.	Employee of the Advisers, the Funds, or an affiliated entity who:

a)	In connection with his/her regular functions or duties, has access to non-public information regarding (i) purchases or sales of securities or (ii) portfolio holdings of the Plumb Funds; or
b)	In connection with his/her regular functions or duties, is involved in making securities recommendations to clients, or who has access to non-public securities recommendations.

An Access Person may also be deemed an Investment Representative, as defined within this Glossary of Terms.

B.	Automatic Investment Plan means a program in which regular periodic purchases (or withdrawals) are made automatically in (or from) investment accounts in accordance with a predetermined schedule and allocation. An Automatic Investment Plan includes a dividend reinvestment plan.

C.	Beneficial Ownership has the same meaning as in Rule 16a-1(a)(2) under the Securities Exchange Act of 1934, as amended (the “1934 Act”) except that the term applies to both debt and equity securities. As a general matter, “beneficial ownership” will be attributed to an Access Person who has or shares a direct or indirect monetary interest in a security, including through any contract, arrangement, understanding, relationship or otherwise or who has investment control over the account in which the Access Person is beneficiary. An Access Person is not considered to have a direct or indirect pecuniary interest by virtue of a power of attorney, trusteeship or executorship unless the Access Person or a member of his or her immediate family sharing the same household has a vested interest in the securities held in, or the income of, the assets of the account, trust or estate.

Beneficial ownership typically includes:

1.	Securities held in a person’s own name;

2.	Securities held with another in joint ownership arrangements;

3.	Securities held by a bank or broker as nominee or custodian on such person’s behalf or pledged as collateral for a loan;

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4.	Securities held by immediate family members sharing the same household (“immediate family” means any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, including adoptive relationships); and

5.	Securities owned by a corporation which is directly or indirectly controlled by, or under common control with, such person.

Any uncertainty as to whether an Access Person beneficially owns a security should be brought to the attention of the CCO.

D.	Client means any person or entity for which the Advisers serve as an investment adviser, including the Funds.

E.	Disinterested Director means a director of the Funds who is not an “interested person” of the Funds within the meaning of Section 2(a)(19) of the 1940 Act.

F.	Federal Securities Laws means the Securities Act of 1933 (“1933 Act”), the 1934 Act, the Sarbanes-Oxley Act of 2002, the 1940 Act, the Advisers Act, Title V of the Gramm-Leach Bliley Act, any rules adopted by the Securities and Exchange Commission (“SEC”) under any of these statutes, the Bank Secrecy Act as it applies to mutual funds and investment advisers, and any rules adopted thereunder by the SEC or the Department of Treasury.

G.	Initial Public Offering (“IPO”) means an offering of securities registered under the 1933 Act, the issuer of which, immediately before the registration, was not subject to the reporting requirements of Sections 13 or 15(d) of the 1934 Act.

H.	Investment Representative is an Access Person that:

1.	Is a member of the Advisers’ Research Committee; or

2.	Is deemed by the Advisers’ President or CCO, at their sole discretion, to warrant identification as an Investment Representative for any reason, including the Access Person’s historical volume of personal trading activity or violations of this Code’s provisions.

I.	Limited Offering (also referred to in this Code as a Private Placement) means positions in a Security (whether the issuer of that Security is public or non-public) acquired in an offering that was exempt from registration pursuant to Section 4(2) or Section 4(6) under the 1933 Act, or Rule 504, 505 or 506 under said Act.

J.	Managed Account is an investment account managed by an external entity in which the Access Person has no discretion over the specific securities purchased or sold within the investment account.

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K.	Monetary interest has the same meaning as “pecuniary interest” as described in Rule 16a-1(a)(2) of the 1934 Act; the opportunity to directly or indirectly profit or share in any profit derived from a security transaction.

L.	Private Placement has the same meaning as “Limited Offering.”

M.	Purchase or sale of a security includes, among other things, the writing of an option to purchase or sell a security, the conversion of a convertible security, and the exercise of a warrant for the purchase of a security.

N.	Reportable Fund means any investment company where the Advisers serve as investment adviser or sub-adviser, as defined in Section 2(a)(20) of the 1940 Act. Reportable Funds include the Plumb Funds

O.	Security has the same meaning as set forth in Section 202(a)(18) of the Advisers Act. Some of the more common instruments included in this definition are any note, stock, treasury stock, bond, debenture, evidence of indebtedness, certificate of interest or participation in any profit-sharing agreement, interest in a Private Placement, or any put, call, straddle or option on any security or on any group or index of securities.

P.	A security is being considered for purchase or sale when a recommendation to purchase or sell a security has been made and communicated, and with respect to the person or Committee making the recommendation, when such person(s) seriously consider making such a recommendation.

Q.	Supervised Person as set forth in Section 202(a)(25) of the Advisers Act means any employee, director, officer or partner of the Advisers, or any other person who provides advice on behalf of the Advisers and is subject to the Advisers’ supervision and control. All Access Persons are considered Supervised Persons.

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